Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182118, 333-129525, 333-128776 and 333-60353) of Birner Dental Management Services, Inc. of our report dated March 31, 2017, relating to our audit of the consolidated financial statements and the financial statement schedule in Item 15, which is incorporated in this Annual Report on Form 10-K of Birner Dental Management Services, Inc. for the year ended December 31, 2016.

/s/ Hein & Associates LLP

Denver, Colorado
April 2, 2018